UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2020

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced in the Current Report on Form 8-K filed by OneWater Marine Inc. (the “Company”) on September 22, 2020, on September 22, 2020, the Company completed an underwritten public offering (the “Offering”) of 3,170,868 shares of its Class A common stock, par value $0.01 per share (“Class A common stock”) at a public offering price of $20.00 per share, less underwriting discounts and commissions. The Offering was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-1 (Registration No. 333-248774) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2020. The Company sold 425,000 shares of Class A common stock, and the selling stockholders named in the Registration Statement sold 2,745,868 shares of Class A common stock.

In connection with the Offering, an affiliate of Goldman Sachs & Co. LLC (“Goldman”) granted the underwriters a 30-day option to purchase up to an additional 475,630 shares of the Company’s Class A common stock (the “Optional Shares”). On September 29, 2020, the underwriters notified the Company and Goldman of their intent to purchase an additional 387,458 Optional Shares. The sale of the Optional Shares closed on October 2, 2020. The Company did not receive any proceeds from the sale of the Optional Shares.  The material terms of the Offering are described in the prospectus supplement, dated September 17, 2020, filed by the Company with the Commission on September 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

Dated: October 2, 2020